CREDIT TRANSACTION AGREEMENT

To : Taegu Bank

Date : May 27, 1998

Borrower :   Yeongnam Housing Finance Co., Ltd.
             286-1 Shinchun-dong
             Dong-Gu, Taegu
             By : Chang Ho Park. President
             (Corporate seal affixed)

           We acknowledge that, in connection with our credit transaction with Taegu bank (hereinafter referred to as the " Bank") pursuant to the terms and conditions set forth herein below, the provisions of Standard Bank Credit Transaction rules (in case of comprehensive passbook loan and overdraft, pertinent standard rules) shall apply to this transaction and hereby agree to comply with each and every provision hereof.

Article 1 (Terms and Conditions)
--------------------------------

               Classification : general fund loan
               Amount of Credit : Five billion Won
               Term of Transaction : From May 27, 1998
                                To : May 27, 1999
               Interest Rate : 8+ 7% p.a
               Overdue Interest Rate ; 19.0 % p.a

               Calculation of Interest : 365 day year : calculated on a daily basis. However, internation custom shall apply to foreign exchange transaction.

               Method of Disbursement :
               Payment of Interest :

               Special Provision on Setoff : As to installment savings trust based loan, in the event the installment payment is not made for a period of four consecutive months, the Bank shall have the right to offset the loan with the trust fund by giving notice to the borrower even prior to the maturity of the loan.

Article 2 (Late Payment)
------------------------

(1) We agree to immediately pay late charges in the event payment of interest or repayment of installment or principal of the loan is not made when due.

(2) In the event we fail to repay our debts on the due date or in the event the maturity is accelerated in accordance with the terms of Article 7 of the Standard Bank Credit Transaction Rules, we agree to immediately pay late charges on the principal balance of the loan.

(3) As to installment savings trust based loans, we agree to pay interest until the day before the setoff date, after the setoff date, we agree to pay late charges on the principal balance of the loan.

(4) As to comprehensive passbook automatic loans and overdraft, we agree to immediately pay late charges on the amount of overpayment or overdraft.

Article 3 (Calculation of Loan amount : Payment Schedule)
---------------------------------------------------------

(1) With respect to loans of instilment disbursements, the total amount of loan shall be calculated after the last disbursement based on installment payment schedule and receipt or other proofs of disbursement.

(2) With respect to loans with installment amortization, with the exception of installment savings based loans, the Bank agrees to prepare and deliver payment schedule to the borrower.

Article 4 (Reduction : Suspension)
----------------------------------

           If it becomes necessary due to changes in banking situation or for the purpose of preserving the Bank's security interest in the loans, the bank may, By notice to the borrower, reduce the line of credit as set forth in
Article 1 above or temporarily suspend further disbursement. In such an event, we agree to immediately repay any amount that exceeds the reduced line of credit.

Article 5 (Comprehensive Passbook Automatics Loan and Overdraft)
----------------------------------------------------------------

(1) Any deposits into the borrower's comprehensive passbook account or checking account shall be considered to be automatically applied to the repayment of the loan. (securities deposited into the account shall be considered to have been transferred to the Bank as collateral and shall be applied to the repayment only when they are liquidated.)

(2) Any overpayment or overdraft shall be paid through the borrower's account.

(3) The Bank in its discretion may make payment in excess of the line of credit as provided in Article 1 above which we agree to repay immediately.

(4) Interest and late charges may be either withdrawn from the borrower's account or added to the loan amount, regardless of the amount of line of credit, which we agree to repay you immediately.

(5) Any overdraft paid by the Bank on our behalf shall be reimbursed as repayment of loan.

(6) We acknowledge that the notes or checks issued by us may be dishonored by the Bank due to reduction or suspension as provided in Article 4 above.

(7) The Bank may at its own discretion honor the borrower's overdraft notes or checks even after the expiration of this transaction if they are issued prior to the expiration of this transaction and the terms and conditions of this Agreement shall also apply to such a loan.

Article 6 (Fee for Unused Funds)
--------------------------------

(1) With respect to note loan, we agree to deliver to the Bank a promissory note containing the amount and due date and another promissory note with blank amount and due date issued by both the borrower and the guarantor.

(2) With respect to line of credit and loans for a period of more than one (1) year, we agree to deliver to the Bank a promissory note with blank amount and due date issued by both the borrower and the guarantor.

(3) We hereby authorize the Bank to fill out the blanks and enforce its right in the event of the borrower's default or acceleration in accordance with Article 7 of the Standard Bank Credit Transaction Rules.

(4) If the Bank decides to fill out the blanks pursuant to the terms of article 7 (3) above, the amount of the note shall not exceed the total amount of principal, interest, late charges and other ancillary charges.
Article 8 (Currency and Exchange Rate)

           Foreign currency loan may be repaid either in the same currency or in won. Repayment in Won shall be at the exchange rate of the telegraphic transfer selling rate on the repayment date.


PROMISSORY NOTE
(For Loan Transactions )

To : Taegu Bank, Ltd.

Amount :

Due Date :

Place of Payment : Place of business of Taegu Bank, Ltd.
                   In Taegu City

           We promise to pay the above amount of money to you or your designee in exchange for this Promissory Note.

Dated : May 22, 1999

Issud by : Yeongnam Housing Finance Co., Ltd.
           286-1 Shinchun-Dong
           Dong-Gu, Taegu
      By : Chang Ho Park. President
           (Corporate seal affixed)

Guarantor : Address
             Name

Guarantor : Address
             Name

Other Special Provisions
------------------------

           We have received a copy of the Standard Bank Credit Transaction rules and this Agreement : the major terms and conditions contained therein have been fully explained to us and we understand the same.

Signed by : Chang Ho Park
(Corporate seal affixed)